Employment Agreement

     This Employment Agreement (the "Agreement") is entered into, effective as of January 25, 2002, by and between Michelle Tucker, an individual residing in the State of Florida ("Mrs. Tucker"), and Pop Starz, Inc., a Florida corporation, ("Pop Starz" and the "Exchange Act," respectively, Pop Starz and all of its subsidiaries, whether current or subsequently formed or acquired, being collectively hereinafter referred to as the "Consolidated Corporation," and Pop Starz and Mrs. Tucker being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".

                                    Preamble:
                                    --------

     WHEREAS, Pop Starz is in the business of operating children's and young adults' entertainment talent development programs, including dance, acting, voice, and exercise (the "Business"); and

     WHEREAS, Pop Starz wishes to retain Mrs. Tucker, and Mrs. Tucker wishes to be retained in such capacity and perform certain services for Pop Starz, to promote the interests of the Business;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                   Article One
                       Term, Renewals, Earlier Termination

1.1     Term.

     Subject to the provisions set forth herein, the term of Mrs. Tucker's employment hereunder shall be deemed to commence as of January 25, 2002 and continue until January 24, 2007, unless extended or earlier terminated by Pop Starz as hereinafter set forth.

1.2     Renewals.

     This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 60th day prior to termination of the then current term.


                      Pop Starz, Inc. Employment Agreement

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


1.3     Earlier Termination.

     Pop Starz shall have the right to terminate this Agreement prior to the expiration of its Term or of any renewals thereof, subject to the provisions of
Section 1.4, for the following reasons:

(a)  For Cause:

     (1) Pop Starz may terminate Mrs. Tucker's employment under this Agreement at any time for cause.

     (2) Such termination shall be evidenced by written notice thereof to Mrs. Tucker, which notice shall specify the cause for termination.

     (3)  For purposes hereof, the term "cause" shall mean:

          (A) The inability of Mrs. Tucker, through sickness or other incapacity, to discharge her duties under this Agreement for 30 or more consecutive days or for a total of 60 or more days in a period of twelve consecutive months;

          (B) The refusal of Mrs. Tucker to follow the directions of Pop Starz's board of directors, unless Mrs. Tucker believes in good faith that such directions are contrary to law;

          (C) Dishonesty; theft; or conviction of a crime involving moral turpitude;

          (D) Material default in the performance of her obligations, services or duties required under this Agreement or materially breach of any provision of this Agreement, which default or breach has continued for five days after written notice of such default or breach.

(b)  Discontinuance of Business:

     In the event that Pop Starz discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Pop Starz shall not be deemed a termination of its business.



                      Pop Starz, Inc. Employment Agreement - 2

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(c)  Death:

     This Agreement shall terminate immediately on Mrs. Tucker's death; however, all accrued compensation at such time shall be promptly paid to Mrs. Tucker's estate.

1.4     Final Settlement.

     Upon termination of this Agreement and payment to Mrs. Tucker of all amounts due her hereunder, Mrs. Tucker or her representative shall execute and deliver to the terminating entity on a form prepared by the terminating entity, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Pop Starz all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.


                                   Article Two
                               Scope of Employment

2.1     Retention.

     Pop Starz hereby hires Mrs. Tucker and Mrs. Tucker hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2     General Description of Duties.

(a) Mrs. Tucker shall be employed as the president and chief executive officer of Pop Starz and shall perform the duties associated therewith by Pop Starz's bylaws.

(b)  Without limiting the generality of the foregoing, Mrs. Tucker shall:

     (1)  Serve as the principal point of contact between Pop Starz and:

          (A)  The media (print, electronic, voice and picture);

          (B)  Pop Starz's security holder;

     (2)  Be responsible for supervision of all of Pop Starz's other officers;

     (3) Be responsible for Pop Starz's compliance with all applicable laws, including federal, state and local laws and tax laws;

     (4)  Be responsible for supervision of Pop Starz's subsidiaries; and



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     (5)  Perform such other duties as are assigned to her by Pop Starz's  board of directors, subject to compliance with all applicable laws and fiduciary obligations.

(c) Mrs. Tucker covenants and agrees to perform her duties in good faith and, subject to the exceptions specified in Section 2.4, to devote substantially all of her business time, energies and abilities to the proper and efficient management and execution of such duties.

2.3     Status.

(a) Mrs. Tucker shall serve as an employee of Pop Starz and shall have authority to act as an agent thereof, or to bind Pop Starz or its subsidiaries as a principal or agent thereof.

(b) Mrs. Tucker hereby represents and warrants to Pop Starz that she is subject to no legal, self regulatory organization (e.g., National Association of Securities Dealers, Inc.'s bylaws) or regulatory impediments to the provision of the services called for by this Agreement, or to receipt of the compensation called for under this Agreement or any supplements thereto; and, Mrs. Tucker hereby irrevocably covenants and agrees to immediately bring to the attention of Pop Starz any facts required to make the foregoing representation and warranty continuously accurate throughout the term of this Agreement, or any supplements or extensions thereof.

2.4     Exclusivity.

     Mrs. Tucker shall, unless specifically otherwise authorized by Pop Starz's board of directors, on a case by case basis, devote her business time in a way that the affairs of Pop Starz are satisfied; provided, however, that Pop Starz hereby recognizes that Mrs. Tucker is involved with other business ventures and hereby consents to her continuation in such roles, provided that her role as Pop Starz 's president and chief executive officer shall take priority in allocation of time and resources to any activities pertaining to such roles, and that she will resolve any actual conflicts of interest resulting from such roles in favor of Pop Starz whenever possible and practical.

2.5     Limitations on Services

(a) In any circumstances where Mrs. Tucker is describing the securities of Pop Starz to a third party, Mrs. Tucker shall disclose to such person any compensation received from Pop Starz to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended.

(b) In rendering her services, Mrs. Tucker shall not disclose to any third party any confidential non-public information furnished by Pop Starz or otherwise obtained by it with respect to Pop Starz, except on a need to know basis, and in such case, subject to appropriate assurances that such information shall not be used, directly or indirectly, in any manner that would violate state or federal prohibitions on insider trading of Pop Starz's securities.



                      Pop Starz, Inc. Employment Agreement - 4

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(c)  Mrs.  Tucker  shall not take any action  which  would in any way  adversely affect the reputation, standing or prospects of Pop Starz or which would cause Pop Starz to be in violation of applicable laws.


                                  Article Three
                                  Compensation

3.1     Compensation.

     As consideration for Mrs. Tucker's services to Explorations she shall be entitled to $75,000 per year, and all payments will be accrued until funds are available, provided that:

(a)  She has not been discharged by Pop Starz for cause;

(b)  She  fully  complies  with the  provisions  of this  Agreement,  including,
     without  limitation,   the  confidentiality  and  non-competition  sections
     hereof.

3.2     Benefits

     Mrs. Tucker shall be entitled to any benefits generally made available to all other employees (rather than to a specified employee or group of employees).

3.3     Indemnification.

     Pop Starz will defend, indemnify and hold Mrs. Tucker harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by her in good faith on behalf of the Consolidated Corporation, its affiliates or for other persons or entities at the request of the board of directors of Pop Starz, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mrs. Tucker to incur any out of pocket expenses; provided, however, that Mrs. Tucker permits Pop Starz to select and supervise all personnel involved in such defense and that Mrs. Tucker waives any conflicts of interest that such personnel may have as a result of also representing Pop Starz, their stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.



                      Pop Starz, Inc. Employment Agreement - 5

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



                                  Article Four
                                Special Covenants


4.1     Confidentiality.

(a) Mrs. Tucker acknowledges that, in and as a result of her employment hereunder, she will be developing for Pop Starz, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Pop Starz's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by Pop Starz, Mrs. Tucker hereby covenants and agrees that she shall not, at anytime during or following the terms of her employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to her as a result of her employment by Pop Starz, or Pop Starz's affiliates.

(b) In the event of a breach or threatened breach by Mrs. Tucker of any of the provisions of this Section 4.1, Pop Starz, in addition to and not in limitation of any other rights, remedies or damages available to Pop Starz, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Mrs. Tucker, or by Mrs. Tucker's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with her. 4.2 Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to Pop Starz as a result of a breach by Mrs. Tucker of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Pop Starz's interests, Mrs. Tucker hereby covenants and agrees that Pop Starz shall have the following additional rights and remedies in the event of a breach hereof:

(a) Mrs. Tucker hereby consents to the issuance of a permanent injunction enjoining her from any violations of the covenants set forth in Section 4.1 hereof; and

(b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Pop Starz may sustain prior to the effective enforcement of such injunction, Mrs. Tucker hereby covenants and agrees to pay over to Pop Starz, in the event she violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

               (i)       Any payment or compensation of any kind received by her
                    because of such violation before the issuance of such injunction, or

               (ii)      The  sum  of  One  Thousand   ($1,000.00)  Dollars  per
                    violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Pop Starz as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy


                      Pop Starz, Inc. Employment Agreement - 6

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



                    available to Pop Starz for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Pop Starz from the injury caused by such breaches would be injunctive relief.

4.3     Cumulative Remedies.

     Mrs.  Tucker  hereby  irrevocably  agrees that the  remedies  described  in
Section 4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which Pop Starz is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4     Acknowledgment of Reasonableness.

     Mrs. Tucker hereby represents, warrants and acknowledges that she has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Pop Starz, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mrs. Tucker hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, Mrs. Tucker hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mrs. Tucker hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5     Covenant not to Disparage

     Mrs. Tucker hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, she will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about the Consolidated Company, its constituent members, or their officers, directors, stockholders, employees, agent or affiliates, whether related to the business of the Consolidated Company, to other business or financial matters or to personal matters.




                      Pop Starz, Inc. Employment Agreement - 7

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



                                  Article Five
                                  Miscellaneous

5.1     Notices.

(a) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                 To Mrs. Tucker:

                      2500 North Military Trail, Suite 225;
                           Boca Raton, Florida 33431
              Telephone (561) 482-6526; Facsimile (561) 998-3425;
                            e-mail bestzmom@aol.com

                                  To Pop Starz:

                                 Pop Starz, Inc.
                     2500 North Military Trail, Suite 225-D;
                           Boca Raton, Florida 33431
                  Telephone (561) 997-1188, Fax (561) 998-3425;
                        Attention: Chairman of the Board


     or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b) (1) The Parties acknowledge that the Yankee Companies, LLC. ("Yankees") serves as a strategic consultant to Pop Starz and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

     (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

(c) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Party acknowledging that applicable rules of the Florida Bar prevent Pop Starz's general counsel, who has reviewed, approved and caused modifications on behalf of Pop Starz, from representing anyone other than Pop Starz in this transaction.



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5.2     Amendment.

(a) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(b) This Agreement may not be modified without the consent of a majority in interest of Pop Starz's stockholders.

5.3     Merger.

(a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4     Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5     Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6     Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.


5.7     Dispute Resolution.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

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(b)  In  the  event  of  any  dispute  arising  under  this  Agreement,  or  the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1) (A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, three by Pop Starz and three by Mrs. Tucker.

          (B) The mediation efforts shall be concluded within ten business days after their in itiation unless the Parties unanimously agree to an extended mediation period.

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by Pop Starz and three by Mrs. Tucker.

     (3)  (A)  Expenses of mediation shall be borne by Pop Starz, if successful.

          (B) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

          (C)  If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties.

5.8     Benefit of Agreement.

(a) This Agreement may not be assigned by Mrs. Tucker without the prior written consent of Pop Starz.

(b) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9     Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.



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5.10    Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11    Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12    Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of independent contractor to Pop Starz.

5.13    Counterparts.

(a)  This Agreement may be executed in any number of counterparts.

(b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14    License.

(a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(b) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

(c) This Agreement shall not be more strictly interpreted against any Party as a result of its authorship.


                               *        *        *
                                        *

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


     In Witness Whereof, the Parties have executed this Agreement, effective as of the date set forth above.

Signed, Sealed & Delivered
     In Our Presence

/s/ Marc Frankel /s/                                          Mrs. Tucker

/s/ Charles J. Scimeca /s/
                                                       /s/ Michelle Tucker /s/
                                                       -------------------------
Dated:   January 25, 2002                                  Michelle Tucker

                                                            Pop Starz, Inc.,
/s/ Charles J. Scimeca /s/                              a Florida corporation

/s/ Marc Frankel /s/
                                                  By:  /s/ Michelle Tucker /s/
                                                       -------------------------
                                                           Michelle Tucker
                                                           President & Director

(CORPORATE SEAL)


Dated:   January 25, 2002


                      Pop Starz, Inc. Employment Agreement - 12